Exhibit 32.1

FortuNet, Inc.

CERTIFICATION

In connection with the quarterly report of FortuNet, Inc. (the “Company) on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Yuri Itkis, Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 13, 2009                                                                           By:    /s/ Yuri Itkis
Yuri Itkis, Chief Executive Officer